Exhibit 99.2

INTERSTATE HOTELS & RESORTS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this quarterly report on Form 10-Q of Interstate Hotels & Resorts, Inc. (the “Registrant”) for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Calder, Chief Financial Officer of the Registrant, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 12, 2003

/s/ James A. Calder James A. Calder Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Interstate Hotels & Resorts, Inc. and will be retained by Interstate Hotels & Resorts, Inc. and furnished to the Securities and Exchange Commission upon request.